Exhibit 10.6

FIRST AMENDMENT

TO THE

HEALTH NET, INC. 401(k) SAVINGS PLAN

(As Amended and Restated effective January 1, 2008)

WHEREAS, Health Net, Inc. (the “Company”) heretofore has adopted and maintains the Health Net, Inc. 401(k) Savings Plan (the “Plan”) for the benefit of its eligible employees of the Company and certain of its affiliates; and

WHEREAS, the Company desires to amend the Plan as requested by the Internal Revenue Service as a condition of granting a favorable determination letter to the Plan.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 15.1 of the Plan, the Plan is hereby amended, effective as of the dates set forth below:

1. Effective as of January 1, 2008, item 11 of Section 2 of the Plan is hereby amended by adding the following language to the end thereof to read as follows:

For each Plan Year beginning on or after January 1, 2008, an Eligible Employee’s Compensation for purposes of Salary Deferral Contributions made pursuant to Section 4.2 of the Plan shall mean compensation within the meaning of section 415(c)(3) of the Code and the Treasury Regulations issued thereunder.

2. Effective as of January 1, 2007, Section 2 of the Plan is hereby amended by adding the following new item 13A immediately following item 13 therein to read as follows:

(13A) Distributee. The term “Distributee” shall mean (i) a Participant, (ii) an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to a Participant under a qualified domestic relations order, (iii) a surviving Spouse of a Participant or (iv) a Beneficiary of a Participant; provided, however, that a Beneficiary is permitted to elect to have an Eligible Rollover Distribution directly transferred pursuant to this subsection only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to an individual retirement account described in section 408A(b) of the Code; provided that, with respect to Plan Years beginning before January 1, 2010, the Beneficiary meets the requirements of section 408(A)(c)(3)(B) of the Code.

3. Effective as of January 1, 2007, Section 2 of the Plan is hereby amended by adding the following new item 15A immediately following item 15 therein to read as follows:

(15A) Eligible Retirement Plan. The term “Eligible Retirement Plan” shall mean:

(i) an individual retirement account described in section 408(a) of the Code;

(ii) a Roth IRA (as defined in Section 408A of the Code), provided that, for Plan Years beginning before January 1, 2010, the Distributee meets the requirements of section 408A(c)(3)(B) of the Code;

(iii) an individual retirement annuity described in section 408(b) of the Code;

(iv) an annuity plan described in section 403(a) of the Code;

(v) a qualified trust described in section 401(a) of the Code;

(vi) an annuity contract described in section 403(b) of the Code; or

(vii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan.

This definition of Eligible Retirement Plan shall apply to all Distributees other than one who is a designated nonspousal Beneficiary of a deceased Participant. For those Distributees, an Eligible Retirement Plan shall mean only an individual retirement account or an individual retirement annuity that will be treated as an inherited IRA under Code Section 402(c)(11).

4. Effective as of January 1, 2007, the first sentence of Section 4.5(c) of the Plan is hereby amended in its entirety to read as follows:

(c) Definitions and Special Rules. For purposes of this Section, the Plan uses the current year testing method and the following terms shall have the meaning set for the below:

5. Effective as of January 1, 2007, Section 4.5(d)(1)(B) of the Plan is hereby amended in its entirety to read as follows:

(B) Corrective Distributions and Forfeitures. No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Committee shall cause to be distributed to each affected Participant (i) the amount of Salary Deferral Contributions to be returned to such Participant pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto, and any corresponding Matching Contributions, plus any income and minus any loss allocable thereto, shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined by the Committee in accordance with Treasury Regulations Section 1.402(g)-1(e)(5)(ii). Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.3(c). The amount of Salary Deferral Contributions (and income or loss allocable thereto) to be distributed to a Participant hereunder shall be reduced by any Salary Deferral Contributions previously distributed to such Participant pursuant to Section 4.3 in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed or forfeited shall be treated as “annual additions” for purposes of Section 7.5 relating to the limitations under section 415 of the Code.

6. Effective as of January 1, 2007, Section 4.5(d)(2)(B) of the Plan is hereby amended in its entirety to read as follows:

(B) Corrective Distributions and Forfeitures. With respect to the Matching Contributions to be reduced on behalf of Participants who are highly compensated Employees as described in subparagraph (2)(A) above, the Committee shall cause to be distributed within 2 1/2 months after the end of the Plan Year for which the adjustment is made, if possible, but no later than the last day of the subsequent Plan Year, the portion of such Matching Contributions, plus any income and minus any loss allocable thereto, in which the Participant would be vested if he or she terminated employment on the last day of such Plan Year (or earlier if such Participant actually terminated employment at any earlier date), and the portion of such Matching Contributions in which the Participant would not be vested, plus any income and minus any loss allocable thereto, shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to Treasury Regulations Sections 1.401(k)-2(b)(2)(iv)((C) and 1.401(m)-2(b)(2)(iv)(B). Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.3(c). The unadjusted amount of any such reductions so distributed shall be treated as “annual additions” for purposes of Section 7.5 relating to the limitations under section 415 of the Code.

7. Effective as of January 1, 2007, Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

Section 5.1 Requirements for Rollover Contributions. If an Employee receives an “Eligible Rollover Distribution,” as defined below, from an Eligible Retirement Plan, then such Employee may contribute to this Plan an amount not in excess of the Eligible Rollover Distribution. An Employee may make a Rollover Contribution pursuant to this Article prior to the date on which he or she satisfies the eligibility requirement described in Section 3.1.

Eligible Rollover Distribution. The term “Eligible Rollover Distribution” shall mean any distribution of all or any portion of a Participant’s Accounts to a Distributee; provided, however, that Eligible Rollover Distribution shall not include any distribution:

(i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary;

(ii) that is paid for a specified period of ten years or more;

(iii) that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $500 or a total lump sum distribution which is equal to less than $200, as described in Treasury Regulation Section 1.401(a)(31)-1, Q/A-11;

(iv) to the extent such distribution is required under Code Section 401(a)(9) of the Code;

(v) to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that amounts distributed from a Participant’s After-Tax Account shall be considered an “Eligible Rollover Distribution” under subsection (i) if such amounts are transferred to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or, effective January 1, 2007, to a qualified defined contribution plan described in sections 401(a) or 403(a) of the Code, a tax-sheltered annuity described in section 403(b) of the Code or a qualified defined benefit plan described in Section 401(a) of the Code that agrees to keep a separate accounting of the amounts distributed from his Participant’s After-Tax Contributions Account from the amounts distributed from his Accounts which are includible in gross income; or

(vi) that is made on account of Hardship under Section 8.2(c).

8. Effective as of January 1, 2007, the last paragraph of Section 8.5(c) of the Plan is hereby amended in its entirety to read as follows:

This section and the distributions made hereunder shall be administered in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder as set forth in Section 8.9.

9. Effective as of January 1, 2007, Section 8.5(d) of the Plan is hereby amended in its entirety to read as follows:

(d) Direct Rollover Option. In the case of a distribution that is an Eligible Rollover Distribution, as defined in Section 5.1, a Distributee may elect that all or any portion of such distribution to which he or she is entitled shall be directly transferred from the Plan to an Eligible Retirement Plan.

10. Effective as of January 1, 2007, Article 8 of the Plan is hereby amended to add the following new Section 8.9 to the end thereof to read in its entirety as follows:

Section 8.9. - Minimum Required Distributions.

(a) General Rules.

(i) Precedence. The requirements of this Section 8.9 will take precedence over any inconsistent provisions of the Plan.

(ii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.9 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9).

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

1 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in this Section 8.9, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

2 If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in this Section 8.9, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

3 If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

4 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.9(b)(ii), other than Section 8.9(b)(ii)1, will apply as if the surviving spouse were the Participant.

For purposes of this Section 8.9(b)(ii) and Section 8.9(d), unless Section 8.9(b)(ii)4 applies, distributions are considered to begin on the Participant’s required beginning date. If Section 8.9(b)(ii)4 applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)1), the date distributions are considered to begin is the date distributions actually commence.

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.9(c) and 8.9(d) of this Section 8.9. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

1 the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

2 if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.9(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

1 Death On or After Date Distributions Begin.

A Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

B No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2 Death Before Date Distributions Begin.

A Participant Survived by Designated Beneficiary. Except as provided in this Section 8.9, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 8.9(a).

B No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

C Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.9(b)(ii)1, this Section 8.9(d) will apply as if the surviving spouse were the Participant.

(e) Definitions.

1 Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.6 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.9(d)2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3 Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

4 Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5 Required Beginning Date. The date specified in Section 8.4(c)(4) of the Plan.

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be executed by its duly authorized officer this 8 day of June, 2010.

HEALTH NET, INC.

By:	/s/ Karin D. Mayhew
Karin D. Mayhew

Its:	Senior Vice President, Organization Effectiveness